U.S. SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.



                                    FORM 8-K

  Current Report pursuant to Section 13 of the Securities Exchange Act of 1934




                          Date of Report: May 19, 1999


                       TELEHUB COMMUNICATIONS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

       Nevada                       333-61441                 36-413-6730
 (Jurisdiction of                 (Commission               (I.R.S. Employer
  incorporation)                  File Number)           Identification Number)

                                 CO-REGISTRANTS
                                 --------------
                      TeleHub Network Services Corporation
                        TeleHub Technologies Corporation
                           TeleHub Leasing Corporation
          (Exact Name of Co-Registrants as Specified in their Charters)
    Illinois                        333-61441                 36-406-6622
     Nevada                         333-61441                 36-421-3797
     Nevada                        333-61441                  36-335-3108
(Jurisdiction of                  (Commission               (I.R.S. Employer
 incorporation)                   File Number)           Identification Number)




                     John R. Lawson, Chief Financial Officer
                       TeleHub Communications Corporation
                             1175 Tri-State Parkway
                             Gurnee, Illinois 60031
                                 1 (800) TELEHUB
                (Address, including zip code, & telephone number,
                  of Registrants' principal executive offices)

Item 2.  Acquisition or Disposition of Assets

         On May 19, 1999, TeleHub Communications Corporation, a Nevada corporation ("Registrant") consummated a strategic joint venture ("Joint Venture") with Newbridge Networks Corporation, a Canadian corporation ("Newbridge") as described in Item 2 of Registrant's current report on SEC Form 8-K dated March 31, 1999. Registrant and Newbridge announced closing of the Joint Venture on May 25, 1999, through the attached Press Release (Exhibit 99.4).


Item 5.  Other Events

         Formation and implementation of the Joint Venture (Item 2) necessitated amendments ("Amendments", described below) to the Indenture ("Indenture",
Exhibit 4.1 to Registration Statement #333-61441 on SEC Form S-4) governing Registrant's Series B Senior Notes due 2005 ("Notes"). Registrant, Co-Registrants and Trustee, after obtaining consent of the Note holders ("Noteholders") adopted the Amendments by executing the First Supplemental Indenture ("Supplemental Indenture", Exhibit 4.5).

         Adoption of the Amendments and Supplemental Indenture required the written consent of the holders of at least a majority in principal amount at maturity of the outstanding Notes. Accordingly, Registrant prepared a Consent Solicitation Statement ("Consent Solicitation") specifying the proposed Amendments. In the Consent Solicitation, Registrants offered a cash payment ("Consent Payment") of 1.375% of the Accreted Value (as defined in the Indenture) of the Notes held by consenting Noteholders. The Registrants offered an additional 0.125% cash payment ("Irrevocable Consent Payment") to each Noteholder who delivered an irrevocable Consent prior to expiration of the consent solicitation period. The Consent Solicitation expressly informed the Noteholders that if the requisite Consents were obtained, Noteholders who did not consent to the proposed Amendments would not receive any Consent Payment but would nevertheless be bound by the proposed Amendments.

     The Amendments amended certain covenants and other provisions in the Indenture, principally:

o        The definition of  "Investment"  was   revised  to authorize the  Joint
         Venture.
o The definition of "Permitted Investment" was revised to permit Registrant to invest up to $10 million in its TeleHub Technologies Corporation ("TTC") subsidiary and other affiliates.
o The definition of "Subsidiary" was revised to exclude TERAbridge Technologies Corporation ("TERAbridge") therefrom. This amendment means that TERAbridge will not guarantee the Notes.
o Since TERAbridge will not guarantee the Notes, Registrant and TTC agreed to pledge their stock in TTC and TERAbridge, respectively, to State Street Bank and Trust Company ("Collateral Agent") for the benefit of the Noteholders. Registrant, TTC and Collateral Agent executed a Pledge Agreement (Exhibit 4.6) to effectuate this pledge. A new Article 11 specifies the parties' duties with respect to the pledged TTC and TERAbridge stock.

o Article 11 also grants a continuing first priority security interest under the Pledge Agreement in favor of the Noteholders in any future investments by Registrants in TTC or TERAbridge.
o Section 4.14, "Asset Sales" was revised to require Registrant to use the net proceeds from any future sales of TTC or TERAbridge stock held by Registrant or any Subsidiary or from any TTC Distribution to make an offer to purchase Notes pursuant to the provisions of
         Section 4.14.
o The Supplemental Indenture did not, among other things, reduce the principal amount at maturity of the Notes, did not reduce the interest rate under the Notes and did not change the time for payment of interest under the Notes.
o Section 4.8, "Limitation on the Incurrence of Indebtedness," was modified to permit the Registrant to incur up to $30 million of Indebtedness (including up to $20 million for equipment financing).

     Holders of approximately 99.7% of the outstanding Notes consented to the Amendments. Registrants made the Consent Payments and Irrevocable Consent Payments to consenting Noteholders as of May 19, 1999 when the Supplemental Indenture became effective. Consequently, the Indenture is now amended as specified in the Supplemental Indenture.


Item 7.    Financial Statements and Exhibits
       (a) Financial Statements of Businesses Acquired.    None Required.
       (b) Pro Forma Financial Information.  Not Applicable.
       (c) Exhibits
               (4)  Instruments defining the rights of security holders
                      (4.5)  Supplemental Indenture dated  May  19,  1999 by and among  Registrant, Co-Registrants  and Trustee
                      (4.6)  Pledge  Agreement  dated May 19, 1999 by  and among
                             Registrant, TTC and Collateral Agent

               (99) Additional Exhibits
                      (99.4) Press  Release  announcing  consummation  of  Joint
                             Venture, dated May 25, 1999

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 TELEHUB COMMUNICATIONS CORPORATION
                                 TELEHUB NETWORK SERVICES CORPORATION
                                 TELEHUB TECHNOLOGIES CORPORATION
                                 TELEHUB LEASING CORPORATION

June 2, 1999                     By: /s/ JOHN R. LAWSON
                                       ----------------------------------------
                                       John R. Lawson, Chief Financial Officer
                                       of each Registrant

                                  EXHIBIT INDEX

Exhibit
Category     Description and Exhibit Number
--------     ------------------------------

(4)          Instruments defining the rights of security holders
               (4.5) Supplemental Indenture dated May 19, 1999 by and among Registrant, Co-Registrants and Trustee
               (4.6)    Pledge Agreement dated May 19, 1999
                        by and among Pledgors and Collateral Agent

(99)         Additional Exhibits
               (99.4) Press Release announcing consummation of Joint Venture, dated May 25, 1999